Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Vanda Pharmaceuticals Inc. of our report dated February 12, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Vanda Pharmaceuticals Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Washington, District of Columbia
February 12, 2026